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                                                                    EXHIBIT 24.2


                               ASHFORD.COM, INC.

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the each individual whose signature appears below constitutes and appoints Kenneth E. Kurtzman and James H. Whitcomb, Jr. and each of them, her true and lawful attorneys-in-fact and agents with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Colombe M. Nicholas
--------------------------------
Colombe M. Nicholas, Director                                   August 23, 1999